Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130
• Telephone (504) 568-1010 • Fax (504) 566-4582

TIDEWATER COMMENCES PREPACKAGED CHAPTER 11 CASES PURSUANT TO RESTRUCTURING SUPPORT AGREEMENT

NEW ORLEANS, May 17, 2017—Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”) announced today that it and certain of its subsidiaries (collectively with Tidewater, the “Debtors”), have filed voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to pursue a prepackaged plan of reorganization (the “Prepackaged Plan”) in accordance with its previously announced restructuring support agreement (the “RSA”) with certain creditors to effectuate a comprehensive balance sheet restructuring.

As previously disclosed, on May 12, 2017, the Debtors began soliciting votes on the Prepackaged Plan from certain of the Company’s creditors. The lenders (the “Lenders”) under the Company’s Fourth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), the holders of the Company’s 2010 Notes, 2011 Notes, and 2013 Notes (the “Senior Notes” and collectively the holders thereof, the “Noteholders”), as well as holders of sale leaseback claims that are anticipated to arise from the Company’s rejection in bankruptcy of certain sale leaseback agreements pertaining to marine vessels chartered by certain Debtors (the “Sale Leaseback Parties”, together with the Lenders and the Noteholders, the “General Unsecured Creditors”), are treated as a single class for purposes of voting under the Prepackaged Plan.

As previously announced, Tidewater plans to reject certain sale-leaseback agreements for leased vessels currently in the Company’s fleet, and to limit the resulting rejection damages claims to approximately $131 million. However, the Sale Leaseback Parties dispute the amount of the rejection damages claims and a final resolution of the amount of such claims will be subject to litigation. As a result, there is no certainty as to the final amount of sale-leaseback rejection damages claims that will be treated pursuant to the Prepackaged Plan.

The Prepackaged Plan is supported by Lenders holding approximately 60% of the outstanding principal amount of loans under the Credit Agreement and Noteholders holding 99% of the aggregate outstanding principal amount of the Senior Notes. Collectively, these supporting Lenders and Noteholders also constitute a majority in number of the holders of general unsecured claims.

No trustee has been appointed, and the Debtors will continue to operate the business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and fully expect to continue existing operations and maintain staffing and equipment as normal throughout the court-supervised financial restructuring process. Tidewater has filed a series of motions with the Bankruptcy Court to ensure a seamless transition into chapter 11 and has sought the approval of the Bankruptcy Court to continue paying prepetition employee wages and salaries and to provide employee benefits without interruption. The Company continues to work closely with its suppliers and partners to ensure it meets ongoing obligations and business continues uninterrupted.

Jeffrey M. Platt, Tidewater’s President and Chief Executive Officer states, “After much thought and successful negotiations with certain of our economic stakeholders, we decided that commencing the chapter 11 cases was necessary to create financial stability which would allow Tidewater to remain a formidable competitor given this unprecedented industry downturn. Throughout the chapter 11 process, we anticipate meeting ongoing obligations to our employees, customers, vendors, suppliers, and others. We will continue to provide our customers with dependable, high-quality services.”

To support and effect the restructuring, the Debtors have filed applications to retain, among others, Weil, Gotshal & Manges LLP as restructuring counsel, Jones Walker LLP as corporate counsel, Lazard Frères & Co. as investment banker, and AlixPartners, LLP as restructuring advisor.

Subject to the approval of the Bankruptcy Court, the Prepackaged Plan is expected to be consummated in approximately 45 days. Tidewater believes it has adequate liquidity to maintain its operations in the ordinary course and does not intend to seek any debtor-in-possession financing during the pendency of the bankruptcy cases.

The information contained in this press release is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this press release provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Prepackaged Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of working capital during the pendency of such cases; risks associated with third party motions in the bankruptcy cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Prepackaged Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Prepackaged Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices, without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; consolidation of our customer base; fleet additions by competitors and industry overcapacity; our views with respect to the need for and timing of the replenishment of our asset base, including through acquisitions or vessel construction; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; delays and other problems associated with vessel construction and maintenance; uncertainty of global financial market conditions and difficulty in accessing credit or capital; potential difficulty in meeting financial covenants in material debt or other obligations of the Company or in obtaining covenant relief from lenders or other contract parties; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, or requirements that services provided locally be paid in local currency, in each case especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this press release.

Additional information about the bankruptcy cases is available on the Company’s website and at http://dm.epiq11.com/tidewater, or via the Company’s restructuring information line 844-843-0204 (toll free) or 504-597-5543 (international calls).

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

INVESTOR CONTACT: Tidewater Inc.

Quinn P. Fanning, Executive Vice President and Chief Financial Officer

713-470-5300

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

MEDIA CONTACT: Jennifer E. Mercer

Epiq Strategic Communications for Tidewater

310-712-6215

SOURCE: Tidewater Inc.

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